CONSENT AND REPORT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



I hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 29, 2003, relating to the financial statements of HealtheUniverse, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.




ANN TAHIM, AN ACCOUNTANCY CORP.

Anaheim, California
April 29, 2003